UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 25, 2008

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
230 CONSTITUTION DRIVE MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02     Unregistered Sale of Equity Securities.

On March 25, 2008, as an advance payment of the rent due for the premises of Geron Corporation (the "Company") at 200 Constitution Drive and 230 Constitution Drive in Menlo Park, California for the period from August 1, 2008 through July 31, 2012, the Company issued to David D. Bohannon Organization ("DDBO"), the lessor of those premises, 742,158 shares of the Company’s common stock, pursuant to a Common Stock Purchase Agreement dated as of March 19, 2008. On March 25, 2008, as a sixth installment payment due to Lonza Walkersville, Inc. ("Lonza") under the first project order to a services agreement pursuant to which Lonza is manufacturing for the Company certain products intended for therapeutic use in humans, the Company issued to Lonza 232,558 shares of its common stock, pursuant to a Common Stock Purchase Agreement dated as of March 18, 2008. On March 25, 2008, as an installment payment due to Girindus America Inc. ("Girindus") under the fourth project order to a services agreement pursuant to which Girindus is manufacturing for the Company certain materials intended for therapeutic use in humans, the Company issued to Girindus 375,926 shares of its common stock, pursuant to a Common Stock Purchase Agreement dated as of March 21, 2008. The issuances to each of DDBO, Lonza and Girindus were exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), under Section 4(2) of the Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date:	March 31, 2008	By:	/s/ David L. Greenwood
David L. Greenwood
Executive Vice President, Chief Financial Officer